UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934
(Amendment No. )
Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

AURASOUND, INC.
(Name of Registrant As Specified In Charter)

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(1) Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

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AURASOUND, INC.
11839 East Smith Avenue
Santa Fe Springs, California 90670

December ___, 2010

To our stockholders:

On November 11, 2010, our board of directors and stockholder holding a majority of the voting power of AuraSound, Inc. approved an amendment to our Articles of Incorporation that will increase the number of shares of authorized common stock, $0.01 par value per share, from 16,666,667 to 100,000,000.  Enclosed you will find an information statement providing information to you regarding this corporate action.

                The written consent of stockholders assures that the action will occur without your vote.  Your vote is not required to approve the action, and the enclosed information statement is not a request for your vote or a proxy statement.  This information statement is being provided only to inform you of the action that has been taken.

Very truly yours,

AuraSound, Inc.

By:	/s/ Harald Weisshaupt
Harald Weisshaupt, Chief Executive Officer

INFORMATION STATEMENT
OF
AURASOUND, INC.
11839 East Smith Avenue
Santa Fe Springs, California 90670

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

This information statement is first being furnished on or about December ___, 2010 to the holders of record as of the close of business on November 29, 2010 (the “Record Date”) of the common stock, par value $0.01 per share (“Common Stock”) of AuraSound, Inc. (referred to in this information statement as “we”, “us”, “our” or “AuraSound”).

On November 11, 2010 our board of directors and a single stockholder holding a majority of the voting power of AuraSound (the “Majority Stockholder”), approved an amendment to our Articles of Incorporation that will increase the number of shares of authorized Common Stock, from 16,666,667 to 100,000,000.  The Majority Stockholder’s approval and consent constitutes the approval and consent required to approve the action by Nevada law.  Accordingly, this action will not be submitted to our remaining stockholders for a vote.  This information statement is being furnished to our stockholders to provide you with certain information concerning the action in accordance with the requirements of the Securities Exchange Act of 1934 and the regulations promulgated thereunder, including Regulation 14C.

The date of this information statement is December ___, 2010.

We will pay all costs associated with the distribution of this information statement, including the costs of printing and mailing.  We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this information statement to the beneficial owners of our Common Stock.

We will only deliver one information statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders.  We will promptly deliver a separate copy of this information statement to a stockholder at a shared address to which a single copy of the document was delivered upon oral or written request to:

AuraSound, Inc.
Attn: Corporate Secretary
11839 East Smith Avenue
Santa Fe Springs, California 90670
Telephone No.:  (562) 821-0275

CHANGE OF CONTROL

On July 10, 2010, AuraSound entered into and consummated a Securities Purchase Agreement with GGEC America, Inc., a California corporation (“GGEC America”), and its parent Guoguang Electric Company Limited, a Chinese corporation (“GGEC China”).  Pursuant to the Securities Purchase Agreement, AuraSound sold and issued to GGEC America (i) 6,000,000 shares of unregistered Common Stock, which, immediately following the consummation of the purchase, constituted approximately 55% of AuraSound’s issued and outstanding shares of Common Stock, (ii) a 3 year warrant to purchase 6,000,000 shares of Common Stock at an exercise price of $1.00 per share, and (iii) a 3 year warrant to purchase 2,317,265 shares of Common Stock at an exercise price of $0.75 per share; for an aggregate purchase price of US $3,000,000 (the “GGEC Transaction”).  GGEC America paid the purchase price for the shares and warrants by cancelling $3,000,000 of indebtedness owed by AuraSound to GGEC America and GGEC China.  In addition, pursuant to the Securities Purchase Agreement, AuraSound issued 3 year warrants to a total of 5 officers, employees and consultants of AuraSound and GGEC America to purchase a total of 380,000 shares of Common Stock at an exercise price of $0.75 per share (the “Service Warrants”).  The warrants issued to GGEC and the Service Warrants are exercisable for cash only and will not be exercisable until AuraSound has increased its authorized Common Stock to a number sufficient to allow their full exercise.

As part of the GGEC Transaction, on July 8, 2010 two of our directors, Arthur Liu and Amy Liu, submitted their written resignations from our board of directors, effective as of the closing of the GGEC Transaction.  AuraSound’s two remaining directors, Robert Pearson and Judie Rothenberger, appointed two new directors designated by GGEC America, namely Robert Tetzlaff, the Chief Executive Officer of GGEC America, and Yu Zhang (a/k/a Kobe Zhang), the Secretary and a director of GGEC America, to serve until their earlier resignation or removal or until their successors are duly elected.

On July 10, 2010 AuraSound also entered into, and on July 31, 2010 it consummated, an Asset Purchase Agreement with ASI Holdings Limited, a Hong Kong corporation (“ASI Holdings”), and its wholly-owned subsidiary, ASI Audio Technologies, LLC, an Arizona limited liability company (“ASI Arizona”), pursuant to which AuraSound agreed to acquire substantially all the business assets and certain liabilities of ASI Holdings and ASI Arizona (the “ASI Transaction”).  AuraSound agreed to acquire substantially all the business assets and certain liabilities of ASI Holdings and ASI Arizona in consideration of the issuance to the 2 stockholders of ASI Holdings, namely Sunny World Associates Limited (“Sunny World”) and Faithful Aim Limited, of an aggregate of 5,988,005 shares of Common Stock, of which 450,000 shares of Common Stock have been issued to Sunny World, and the issuance to Sunny World of a 5 year warrant to purchase 3,000,000 shares of Common Stock at an exercise price of $1.00 per share.  The warrant is exercisable for cash only, but may not be exercised until AuraSound has increased its authorized Common Stock to a number sufficient to enable the full exercise of all of AuraSound’s outstanding warrants and options and until certain vesting conditions of the warrant are satisfied.  As of the Record Date, GGEC controls 52% and Sunny World controls 3.9% of the voting power of AuraSound.  Prior to these transactions, Arthur Liu, our former Chief Executive Officer and Chief Financial Officer owned, directly or through an entity controlled by him, 2,456,876 shares, or approximately 44.6%, of our issued and outstanding Common Stock and voting power.  See the discussion below titled, “Security Ownership of Certain Beneficial Owners and Management”.

As part of the ASI Transaction and upon its closing, Judie Rothenberger and Yu Zhang (a/k/a Kobe Zhang) resigned as directors and the remaining directors appointed Harald Weisshaupt, the Chief Executive Officer, founder and controlling stockholder of ASI Holdings, Tan Tung Tsui (a/k/a Danny Tsui), the General Manager of GGEC Hong Kong, a subsidiary of GGEC China, and Vidian Tran (a/k/a Vivian Tran), the Financial Manager of GGEC America to our board of directors.  In addition, upon the closing of the ASI Transaction, Harald Weisshaupt became the Chief Executive Officer and Chief Financial Officer of AuraSound.

On August 15, 2010, our board of directors appointed William H. Kurtz and Peter Andreyev to serve as directors.

The following persons now constitute AuraSound’s board of directors:

Tan Tung Tsui (a/k/a Danny Tsui) (Chairman)
Harald Weisshaupt
Robert Tetzlaff
Vidian Tran (a/k/a Vivian Tran)
Robert Pearson
William H. Kurtz
Peter Andreyev

INFORMATION ABOUT THE VOTING RIGHTS OF OUR STOCKHOLDERS
AND INFORMATION REGARDING THE MAJORITY STOCKHOLDER

Each share of our outstanding Common Stock is entitled to one vote.  Pursuant to our bylaws and NRS§78.390, a vote by the holders of at least a majority of our outstanding Common Stock is required to effect the action described below.

                On November 11, 2010, we had 11,504,835 shares of Common Stock issued and outstanding and available to vote for the action discussed below.  The action required the approval of 5,752,418 shares.

                Pursuant to NRS§78.320(2), the Majority Stockholder voted in favor of the action described below in a written consent dated November 11, 2010.  The Majority Stockholder voted a total of 6,000,000 shares of our Common Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

                The following table sets forth information as of December 6, 2010 as to each person or group who is known to us to be the beneficial owner of more than 5% of our outstanding voting securities and as to the number of securities and percentage ownership of each of our executive officers and directors and of all of our officers and directors as a group.

                Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power over securities.  The number of shares shown as beneficially owned in the tables below are calculated pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934.  Under Rule 13d-3(d)(1), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.  Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all of the shares of Common Stock shown as beneficially owned by the stockholder.

The following table is based on a total of 11,504,835 shares of Common Stock outstanding as of November 29, 2010.  The numbers in the column titled “Number of Shares of Common Stock Beneficially Owned” include common stock and warrants that may be issued only after AuraSound has increased its authorized Common Stock to a number sufficient to enable the full exercise of all of AuraSound’s outstanding warrants and options.

Title of Class of Security	Name and Address	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock

	Officers, Directors and Director Designees

Common Stock	Harald Weisshaupt, Chief Executive Officer, Chief Financial Officer and Director	5,389,204 (1)	32.7%
Common Stock	Danny Tsui, Director	0	0
Common Stock	Robert Tetzlaff, Director	0	0
Common Stock	Vivian Tran, Director	20,000 (2)	*
Common Stock	Robert Pearson, Director	0	0
Common Stock	William H. Kurtz, Director	0	0
Common Stock	Peter Andreyev, Director	0	0

	All executive officers, executive officer designees, directors and Director Designees as a group	5,409,204	32.8%

	5% Holders
Common Stock	Arthur Liu	5,178,378 (3)	36.4%
Common Stock	InSeat Solutions, LLC	3,110,846 (4)	22.2%
Common Stock	Sunny World Associates Limited	5,389,204 (5)	32.7%
Common Stock	GGEC America, Inc.	14,317,265 (6)	72.3%
Common Stock	Vision Opportunity Master Fund	964,837 (7)	7.7%

*Less than 1%.
(1) These shares are held by Sunny World Associates Limited, which is controlled by Mr. Weisshaupt.  Of this amount, 450,000 shares of Common Stock have been issued to Sunny World Associates Limited and the Company will issue an additional 4,939,204 shares of Common Stock to Sunny World once the authorized shares of Common Stock have been increased.  The Company has also issued a warrant to purchase 3,000,000 shares of Common Stock at a price of $0.75 per share to Sunny World Associates Limited, however this warrant is not reflected in the table as certain milestones must be met before any portion of the warrant shall vest. The warrant to purchase 3,000,000 shares may only be exercised once the milestones have been met and further may only be exercised once the number of authorized shares of Common Stock is increased.
(2) Represents a warrant to purchase 20,000 shares of Common Stock at a price of $0.75 per share that may be exercised once the number of authorized shares of Common Stock is increased.
(3) Includes 1,207,419 shares of Common Stock and a warrant to purchase 200,000 shares of Common Stock at a price of $0.75 per share held by Arthur Liu and 660,113 shares of Common Stock held by Arthur Liu Stock Trust, a trust controlled by Arthur Liu. The warrant to purchase 200,000 shares of Common Stock held by Mr. Liu may be exercised once the number of authorized shares of Common Stock is increased. Mr. Liu also holds voting and investment control over the securities owned by InSeat Solutions, LLC, which are included in this number.  Please see footnote 4 below.
(4) Includes 589,344 shares of Common Stock, a warrant to purchase 277,778 shares of Common Stock at a price of $0.50 per share and a warrant to purchase 2,243,724 shares of Common stock at a price of $0.50 per share held by Inseat Solutions LLC, an entity controlled by Arthur Liu. The warrants to purchase shares of Common Stock held by Inseat Solutions LLC may be exercised once the number of authorized shares of Common Stock is increased.
(5) See foonote (1) above.  The address of Sunny World Associates Limited is 8F, Richmond Commercial Building, 109 Argyle Street, Hong Kong.
(6) Includes 6,000,000 shares of Common Stock and warrants to purchase 6,000,000 shares of Common Stock at a price of $1.00 per share and 2,317,265 shares of Common Stock at a price of $0.75 per share.  The warrants to purchase shares of Common Stock held by GGEC America may be exercised once the number of authorized shares of Common Stock is increased. The address of GGEC America, Inc. is 1801 E. Edinger Avenue, Suite 255, Santa Ana, California 92705.
(7) Includes warrants to purchase 964,837 shares of Common Stock at a price of $0.50 per share.  The address of Vision Opportunity Master Fund Ltd. is 20 W. 55th Street, 5th Floor, New York, New York 10019.

Item 1 below describes the action that has been taken by our board of directors with the consent of the Majority Stockholder.  A copy of the resolution approved by the Majority Stockholder is attached to this information statement as Attachment 1.

ITEM 1

AMENDMENT TO OUR ARTICLES OF INCORPORATION
TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK

Our board of directors and the Majority Stockholder approved an amendment to our Articles of Incorporation that will increase the number of shares of authorized Common Stock from 16,666,667 to 100,000,000.  There will be no change in the number of shares of authorized preferred stock.  We refer to the amendment in this discussion as the “Authorized Shares Amendment.” A copy of the Authorized Shares Amendment is attached to this information statement as Attachment 2.

The Authorized Shares Amendment will be implemented by filing it with the Secretary of State of Nevada.  Once we file the Authorized Shares Amendment, we will have 66,613,027 shares of authorized but unissued and unreserved Common Stock available for issuance.  The number of shares of authorized but unissued, undesignated and unreserved preferred stock available for issuance will remain at 3,333,333.

Reason for Amendment

Our Articles of Incorporation currently authorize only 16,666,667 shares of Common Stock.  As of the Record Date, 11,504,835 of these shares of Common Stock were issued and outstanding.  In addition, as of the Record Date, we have outstanding warrants that are exercisable for Common Stock, which if exercised in full would obligate us to issue an additional 16,942,934 shares of Common Stock.

We do not have adequate authorized unissued shares of Common Stock to enable the holders of our warrants to exercise them, nor would we be able to raise equity capital to fund our current operations and future growth, if we wished to do so.  Although, other than the warrants that have already been issued and the Common Stock that will be issued to Sunny World Associates Limited, as described in the section of this information statement titled “Change of Control”, we do not have any definitive plans or agreements in place for any issuances.  The unissued shares of Common Stock will be available for issuance if deemed advisable by our board of directors for various corporate purposes, including financing transactions, strategic transactions such as acquisitions, compensation of service providers and in connection with stock splits or dividends.  Please see the more detailed discussion below titled “Effect of the Proposal/Advantages and Disadvantages”.

Anti-takeover Effect of Amendment

The increase in our authorized Common Stock could make any attempt to gain control of our company more difficult, costly or time consuming and the availability of additional authorized and unissued shares might make it more difficult to remove management.  Please see the more detailed discussion below titled “Effect of the Proposal/Advantages and Disadvantages”.

The Authorized Shares Amendment was not adopted as a result of management’s knowledge of any specific effort to accumulate our securities or to obtain control of our company by means of a merger, tender offer, solicitation in opposition to management or otherwise.  As of the date of this information statement, neither our Articles of Incorporation or our bylaws contain provisions having an anti-takeover effect, the adoption of the Authorized Shares Amendment is not part of a plan by management to adopt a series of such amendments, and management does not intend to propose other anti-takeover measures.

Effect of the Proposal/Advantages and Disadvantages

During the next 12 months it is possible that we may wish to raise equity capital, acquire other businesses that are compatible with our business or enter into a joint venture, strategic partnership or other working relationships with one or more service providers in the audio speaker industry.  Any of these types of transactions may include the issuance of securities, including Common Stock, warrants or convertible promissory notes.  We want to be able to enter into financing transactions, acquisition transactions or other working relationships when and as we deem it advantageous.  If adequate shares of our Common Stock are not available when an opportunity presents itself, we may lose the opportunity.  If the Authorized Shares Amendment had not been approved, our board of directors would be required to obtain approval for each proposed issuance from our Majority Stockholder, and then provide an information statement to our remaining stockholders before the securities could be issued.  This would impede the ability of our board of directors to act quickly to consummate transactions requiring the issuance of our securities and would greatly increase our costs of doing business.  Furthermore, if the holders of our warrants wanted to exercise them, they are not able to do so.  Until we increase our authorized Common Stock, this will deprive us of the capital that could be raised from the exercise of the warrants.

On the other hand, the additional authorized and unissued shares of Common Stock may be issued by the board of directors to make any attempt to gain control of our company more difficult, costly or time consuming or to make it more difficult to remove management, even if it were in the best interests of the stockholders.  Shares of Common Stock could be issued by our board of directors to dilute the percentage of Common Stock owned by a significant stockholder, such as the Majority Stockholder, thereby making it difficult or impossible for the Majority Stockholder to retain control.  Issuing additional shares of Common Stock could also increase the costs associated with, or the number of voting shares necessary for, removing management or meeting the voting requirements imposed by Nevada law with respect to a merger, tender offer or proxy contest.  Our board of directors currently has no intention to issue shares of our Common Stock for any of these purposes.

Finally, the issuance of the newly authorized shares of Common Stock will dilute the percentage ownership of our current stockholders.

Limitations on the Adoption of the Authorized Shares Amendment

Our Common Stock is traded on the OTC Bulletin Board which is a quotation service, not an exchange.  The OTC Bulletin Board does not reserve the right to refuse to list or to de-list any stock which has unusual voting provisions that nullify or restrict voting nor does it have requirements calling for a stockholder vote on issuances of additional shares.

Section 78.390 of the Nevada Revised Statutes

Section 78.390 of the Nevada Revised Statutes permits the amendment of a corporation’s Articles of Incorporation to allow for an increase or decrease of the aggregate number of authorized shares of a class so long as the amendment is approved by the holders of at least a majority of the votes entitled to be cast on the amendment.

Effective Date

The Authorized Shares Amendment will become effective when we file it with the Nevada Secretary of State.  We intend to file the authorized shares amendment 20 days after the date on which this Information Statement is mailed to our stockholders.

ATTACHMENT 1
WRITTEN CONSENT TO ACTION

WRITTEN CONSENT
OF THE
MAJORITY STOCKHOLDER
OF
AURASOUND, INC.,
a Nevada corporation

The undersigned, being the holder of a majority of the voting stock (“Majority Stockholder”) of Aurasound, Inc., a Nevada corporation (the "Corporation"), acting pursuant to the authority granted by Section 78.320 of the Nevada Revised Statutes and the bylaws of the Corporation, do hereby adopt the following resolutions by written consent as of November 11, 2010.

AMENDMENT TO ARTICLES OF INCORPORATION

WHEREAS, the Board of Directors of the Corporation previously approved an increase in the number of authorized shares of the Corporation’s common stock, par value $0.01 per share, from 16,666,667 shares to 100,000,000 shares (the “Amendment”); and

WHEREAS, the Board has presented the Amendment to the Majority Stockholder for consideration and approval.

BE IT RESOLVED, that the Majority Stockholder hereby approve the Amendment, in the form set forth in Exhibit A attached hereto.

GENERAL AUTHORIZATION

RESOLVED, that any action or actions heretofore taken by any executive officer of the Corporation, for and on behalf of the Corporation, in connection with the foregoing resolutions are hereby ratified and approved by the Majority Stockholder.

[SIGNATURE PAGE FOLLOWS]

This Written Consent shall be added to the corporate records of the Corporation and made a part thereof, and the resolutions set forth above shall have the same force and effect as if adopted at a meeting duly noticed and held.

                This Written Consent may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document.  All counterparts shall be construed together and shall constitute a single Written Consent.

IN WITNESS WHEREOF, the undersigned, being the holders of a majority of the voting stock of the Corporation, have executed this Written Consent on and effective for all purposes as of the date first written above.

  MAJORITY STOCKHOLDER:

GGEC America, Inc. /s/ Robert Tetzlaff By: Robert Tetzlaff Its: Chief Executive Officer Shares of Common Stock: 6,000,000 Percentage Held: 52.2%

EXHIBIT A

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Aurasound, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

The first sentence of ARTICLE IV is hereby amended to read in full as follows:

“The authorized capital stock of this Corporation is 103,333,333 shares of capital stock, consisting of 100,000,000 shares of common stock with full voting rights and with a par value of $0.01 per share, and 3,333,333 shares of preferred stock, with a par value of $0.01 per share (the “Preferred Stock”).”

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:            52.2%

4. Effective date of filing: (optional)
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X
Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

Nevada Secretary of State Amend Profit-After
This form must be accompanied by appropriate fees.	Revised: 3-6-09

ATTACHMENT 2
AUTHORIZED SHARES AMENDMENT

EXHIBIT A

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Aurasound, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

The first sentence of ARTICLE IV is hereby amended to read in full as follows:

“The authorized capital stock of this Corporation is 103,333,333 shares of capital stock, consisting of 100,000,000 shares of common stock with full voting rights and with a par value of $0.01 per share, and 3,333,333 shares of preferred stock, with a par value of $0.01 per share (the “Preferred Stock”).”

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:            52.2%

4. Effective date of filing: (optional)
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X
Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

Nevada Secretary of State Amend Profit-After
This form must be accompanied by appropriate fees.	Revised: 3-6-09